EXHIBIT 99.1

UPDATING and REPLACING -- First Financial Holdings, Inc. Announces Fourth Quarter Earnings Conference Call

CHARLESTON, S.C., Oct. 21, 2009 (GLOBE NEWSWIRE) -- In a press release issued by First Financial Holdings, Inc. (Nasdaq:FFCH) on October 8, under the same headline, please note that the time for the conference call has been changed to 2:00 p.m. Eastern Daylight Saving Time from 6:00 p.m. Eastern Daylight Saving Time. The updated release follows:

First Financial Holdings, Inc. (Nasdaq:FFCH) announced today that the company will host a conference call for institutional investors and bank analysts on Tuesday, October 27, 2009 at 2:00 p.m. Eastern Daylight Saving Time to discuss its financial results. The conference call will coincide with the news release announcing fiscal fourth quarter and year end earnings which will be distributed prior to the market open on Tuesday, October 27, 2009.

A live webcast of the presentation will be available at www.firstfinancialholdings.com. Additionally, the webcast will be recorded and available until January 31, 2010.

First Financial is the thrift holding company of First Federal Savings and Loan Association of Charleston. The Association offers banking and trust services through 65 offices located in the Charleston Metropolitan area, Horry, Georgetown, Florence and Beaufort counties in South Carolina and Brunswick, New Hanover and Pender counties in coastal North Carolina. The Company also provides insurance and brokerage services through First Southeast Insurance Services, The Kimbrell Insurance Group and First Southeast Investor Services.

CONTACT:  First Financial Holdings, Inc.
          Dorothy B. Wright, Vice President/Investor Relations
           and Corporate Secretary
          (843) 529-5931
          (843) 729-7005